Exhibit 10.11
First Amendment to Employment Agreement
This First Amendment to the employment agreement by and between THE WARNACO GROUP, INC., a Delaware corporation (together with its successors and assigns, the “Company”), and JAY DUBINER (the “Executive”), dated as of August 11, 2008 (the “Agreement”), is made and entered into on the date written below. All definitions not defined herein have the meaning ascribed to such terms in the Agreement.
WHEREAS, the Company desires to amend the Agreement to provide a pro-rata bonus for the Executive upon certain terminations of employment without Cause or for Good Reason;
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:
1. Section 5(a)(iv) of the Agreement is amended by deleting the phrase “if the Date of Termination occurs after Joseph Gromek is no longer Chief Executive Officers of the Company”.
2. Except as otherwise set forth herein, the Agreement continues in full force and effect.
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date written below.

THE WARNACO GROUP, INC.

By:	/s/ Joseph R. Gromek

	Name:	Joseph R. Gromek
	Title:	Chief Executive Officer

THE EXECUTIVE

/s/ Jay Dubiner

JAY DUBINER
Date: October 31, 2011